UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 5, 2007

CLARKE AMERICAN CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-133253	84-1696500
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10931 Laureate Drive, San Antonio, Texas 78249
(Address of Principal Executive Offices) (Zip Code)

210-697-8888
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As previously disclosed, on December 20, 2006, M & F Worldwide Corp. (“MFW”) announced that it had entered into an Agreement and Plan of Merger, dated as of December 19, 2006 (the “Merger Agreement”), with John H. Harland Company (“Harland”), pursuant to which, among other things, an indirect subsidiary of MFW will be merged (the “Merger”) with and into Harland, with Harland as the surviving corporation.  The acquisition of Harland by MFW pursuant to the Merger Agreement is referred to in this Current Report as the “Acquisition.”

On April 4, 2007, Clarke American Corp. (the ‘‘Company’’), an indirect wholly owned subsidiary of MFW, entered into a Credit Agreement (the “Credit Agreement”) among itself, as Borrower, the financial institutions party thereto, as the Lenders, and Credit Suisse, Cayman Islands Branch, as Administrative Agent and Collateral Agent, and certain subsidiaries of the Company from time to time party thereto, as Subsidiary Co-Borrowers.   Borrowings pursuant to the Credit Agreement will be made at the time the conditions precedent to the Acquisition are satisfied or waived and the Acquisition is closed (the "Effective Date") in order to fund a portion of the purchase price for Harland in the Acquisition, to repay debt under the Company’s existing credit facility, to prepay the Company’s outstanding senior notes and to pay fees and expenses.

The Company’s obligations under the Credit Agreement will not become effective (and borrowings under the Credit Agreement will not become available) unless and until the Acquisition closes and a number of conditions are satisfied or waived.  See “Conditions Precedent to Closing” below.  As a result, the Company currently has no direct financial obligations under the Credit Agreement and will have no such obligations under the Credit Agreement until the Effective Date.  The Company may terminate the Credit Agreement prior to consummation of the Acquisition.

The Company had previously obtained committed financing necessary to consummate the Acquisition.  The commitment letter and the lenders’ commitments under the commitment letter remain in full force and effect.  Prior to the closing of the Acquisition, the Company and MFW will consummate further financing transactions covered by the commitment letter necessary to consummate the Acquisition.

Structure.  The Credit Agreement provides for the following new senior secured credit facilities to become available on the Effective Date, subject to certain conditions precedent:

•

a revolving credit facility (the “Revolving Credit Facility”) in an amount of up to $100.0 million with a term of six years; and

•

a $1.8 billion term loan (the “Term Loan Facility”) with a term of seven years.

In addition, up to $60.0 million of the Revolving Credit Facility will be available for the issuance of letters of credit and up $30.0 million of the Revolving Credit Facility will be available as short-term swing line loans (collectively with the Revolving Credit Facility and the Term Loan Facility, the “New Credit Facilities”).

Interest and Fees.  Loans under the New Credit Facilities will bear, at the Company’s option, interest at:

•

a rate per annum equal to the higher of (a) the prime rate of Credit Suisse and (b) the Federal Funds rate plus 0.50%, in each case plus an applicable margin of 1.50% per annum for revolving loans and for term loans; or

•

a rate per annum equal to a reserve-adjusted LIBO rate, plus an applicable margin of 2.50% per annum for revolving loans and for term loans.

In addition, the Company will pay certain fees in connection with the New Credit Facilities, including, under certain circumstances, a ticking fee on the term loan commitments with respect to certain period occurring prior to the Effective Date, and, from and after the Effective Date, revolving credit commitment fees, administrative fees, an arrangement fee and letter of credit fees.  Interest rate margins and commitment fees under the Revolving Credit Facility are subject to reduction in increments based upon our achieving certain consolidated leverage ratios.

Incremental Facilities.  So long as certain conditions are met, from and after the Effective Date, the Company will be permitted to add additional revolving credit or term loan facilities in an aggregate principal amount of up to $250.0 million.

Guarantors and Co-Borrowers.  The Company and each of its existing and future domestic subsidiaries, other than unrestricted subsidiaries and certain immaterial subsidiaries,  will be guarantors and may also be co-borrowers under the New Credit Facilities.  In addition, the Company’s direct parent, CA Acquisition Holdings, Inc. (“Parent”), will serve as a guarantor under the New Credit Facilities.

Security.  On the Effective Date, the New Credit Facilities will be secured by a perfected first priority security interest in substantially all of the Company’s, each of the co-borrowers’ and the guarantors’ tangible and intangible assets and equity interests (other than voting stock in excess of 65.0% of the outstanding voting stock of each direct foreign subsidiary and certain other excluded property).

Amortization. The Term Loan Facility will be required to be repaid in equal quarterly installments commencing on the last business day of the quarter that is at least three months after the Effective Date, in aggregate annual amounts equal to 1% of the original principal amount of the Term Loan Facility.  The balance of the Term Loan Facility will be repaid in full on or about the seventh anniversary of the Effective Date.

Optional Prepayments and Commitment Reductions. The Company will have the right to prepay loans under the New Credit Facilities at any time without premium or penalty, subject to reimbursement of the lenders’ redeployment costs in the case of a prepayment of adjusted LIBOR borrowings other than on the last day of the relevant interest period.  The Company may also reduce any unutilized portion of the New Credit Facilities at any time, in minimum principal amounts set forth in the Credit Agreement.  Each optional prepayment of the Term Loan Facility will be applied to the remaining amortization payments under the Term Loan Facility as directed by the Company.

Mandatory Prepayments and Commitment Reductions. The Company will be required to prepay the Term Loan Facility with:

•

50% of excess cash flow (as defined in the Credit Agreement, commencing with the fiscal year 2008, with certain reductions set forth in the Credit Agreement, based on achievement and maintenance of leverage ratios); and

•

100% of the net proceeds of any issuances, offerings or placements of debt obligations of the Company, the Parent or any of its subsidiaries after the Effective Date (other than permitted debt).

Each such prepayment will be applied first to the next eight unpaid quarterly amortization installments on the term loans and second to the remaining amortization installments on the term loans on a pro rata basis.

Change of Control and Asset Sale Prepayment Offers.  If a change of control (as defined in the Credit Agreement) occurs after the Effective Date, the Company will be required to make an offer to prepay all outstanding  term loans under the Credit Agreement at 101% of the outstanding principal amount thereof plus accrued  and unpaid interest, and lenders holding a majority of the revolving credit commitments may elect to terminate the revolving credit commitments in full.   The Company is also required to offer to prepay outstanding term loans at 100% of the principal amount to be prepaid, plus accrued and unpaid interest, with the proceeds of certain asset sales under certain circumstances.

Conditions Precedent to Closing. The availability of the New Credit Facilities will be subject to a number of conditions precedent, including, but not limited to, the following:

•

the Company having received gross cash proceeds in respect of the issuance of new notes in an amount, combined with other funds, sufficient to consummate the Acquisition;

•

the concurrent completion of the Acquisition;

•

the Company having paid all amounts due or outstanding under its existing credit agreement; and

•

the Company having either successfully completed a tender offer for and simultaneous consent solicitation from the holders of its existing notes, or made other arrangements reasonably acceptable to the agent for the redemption or defeasance of those existing notes.

Certain Covenants and Events of Default.. The credit agreement for the New Credit Facilities contains a number of covenants that become effective on and after the Effective Date and will restrict, subject to certain exceptions, the Company’s ability to:

•

incur additional indebtedness, issue preferred stock and provide guarantees of indebtedness;

•

create liens on assets;

•

engage in mergers or consolidations;

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sell assets;

•

pay dividends, make distributions or repurchase capital stock;

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make investments, loans and advances;

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prepay subordinated indebtedness;

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engage in certain transactions with affiliates;

•

create restrictions on the payment of dividends, making loans and advances or other transfers of assets to the Company and its restricted subsidiaries;

•

enter into sale and lease-back transactions;

•

amend agreements governing certain indebtedness;

•

materially change lines of business; and

•

permit the Parent to engage in any business other than owning the equity of the Company and certain related activities.

Effective on and after the Effective Date, the Credit Agreement will also require the company to maintain a maximum consolidated leverage ratio for the benefit of the lenders under the Revolving Credit Facility only.

The Credit Agreement also contains certain customary affirmative covenants and events of default which will become effective on and after the Effective Date.  Such events of default include, but are not limited to: non-payment of amounts when due; violation of covenants; material inaccuracy of representations and warranties; cross default and cross acceleration with respect to other material debt; bankruptcy and other insolvency events; certain ERISA events; invalidity of guarantees or security documents; and material judgments.  Some of these events of default allow for grace periods.

This description of the Credit Agreement and New Credit Facilities does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, which will be filed as an exhibit with the SEC within the applicable deadlines.

Item 7.01

Regulation FD Disclosure

On April 5, 2007, Clarke American Corp. issued the press release attached hereto as Exhibit 99.1, which is hereby incorporated by reference in this Item 7.01.

Item 9.01

Financial Statements and Exhibits

Exhibit 99.1	Press release, dated April 5, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLARKE AMERICAN CORP.
	By:	/s/ Peter A. Fera, Jr.
	Name:	Peter A. Fera, Jr.
	Title:	Senior Vice President and Chief Financial Officer
Date: April 5, 2007